EXHIBIT 4.2



                           [Form of Right Certificate]

Certificate No. W-                                               ________ Rights


         NOT EXERCISABLE AFTER MAY 4, 2009 OR UNDER CERTAIN CIRCUMSTANCES EARLIER. THE RIGHTS ARE SUBJECT TO REDEMPTION, AT THE OPTION OF THE
         COMPANY, AT $0.001 PER RIGHT ON THE TERMS SET FORTH IN THE RIGHTS AGREEMENT. IN THE EVENT THAT THE RIGHTS REPRESENTED BY THIS CERTIFICATE ARE ISSUED TO A PERSON WHO IS AN ACQUIRING PERSON OR AN ASSOCIATE OR AFFILIATE OF AN ACQUIRING PERSON OR A TRANSFEREE OF THE RIGHTS PREVIOUSLY OWNED BY SUCH PERSONS, THIS RIGHT CERTIFICATE AND THE RIGHTS REPRESENTED HEREBY WILL BECOME NULL AND VOID.


                                Right Certificate

                             Synovus Financial Corp.

                  This certifies that _________________________ or registered assigns, is the registered owner of the number of Rights set forth above, each of which entitles the owner thereof, subject to the terms, provisions and conditions of the Rights Agreement dated as of April 27, 1999 ("Rights Agreement") between Synovus Financial Corp., a Georgia corporation ("Company"), and State Street Bank and Trust Company ("Rights Agent"), to purchase from the Company at any time after the Distribution Date (as such term is defined in the Rights Agreement) and prior to 5:00 P.M. (Eastern Standard Time) on May 4, 2009 at the principal office of the Rights Agent, or its successors as Rights Agent, one fully paid and nonassessable share of Common Stock, par value $1.00 per share ("Common Stock"), of the Company at a purchase price of $225.00 as the same may from time to time be adjusted in accordance with the



Rights Agreement ("Purchase Price"), upon presentation and surrender of this Right Certificate with the Form of Election to Purchase duly executed.
                  As provided in the Rights Agreement, the Purchase Price and the number of shares of Common Stock which may be purchased upon the exercise of the Rights evidenced by this Right Certificate are subject to modification and adjustment upon the happening of certain events and, upon the happening of certain events, securities other than shares of Common Stock, or other property, may be acquired upon exercise of the Rights evidenced by this Right Certificate, as provided by the Rights Agreement.
                  This Right Certificate is subject to all of the terms, provisions and conditions of the Rights Agreement, which terms, provisions and conditions are incorporated herein by reference and made a part hereof and to which Rights Agreement reference is hereby made for a full description of the rights, limitations of rights, obligations, duties and immunities of the Rights Agent, the Company and the holders of record of the Right Certificates. Copies of the Rights Agreement are on file at the principal executive office of the Company.
                  This Right Certificate, with or without other Right Certificates, upon surrender at the principal office of the Rights Agent, may be exchanged for another Right Certificate or Right Certificates of like tenor and date evidencing Rights entitling the holder of record to purchase a like aggregate number of shares of Common Stock as the Rights evidenced by the Right Certificate or Right Certificates surrendered shall have entitled such holder to purchase. If this Right Certificate shall be exercised in part, the holder shall be entitled to receive upon surrender hereof, another Right Certificate or Right Certificates for the number of whole Rights not exercised.
                  Subject to the provisions of the Rights Agreement, the Rights evidenced by this Certificate (i) may be redeemed by the Company at its option at a redemption price of $0.001 per Right or (ii) may be exchanged in whole or in part for shares of Common Stock or common stock equivalents.
                  No fractional shares of Common Stock shall be issued upon the exercise of any Right or Rights evidenced hereby, and in lieu thereof, as provided in the Rights Agreement, fractions of shares of Common Stock shall receive an amount in cash equal to the same fraction of the then current market value of a share of Common Stock.
                  No holder of this Right Certificate shall be entitled to vote or receive dividends or be deemed for any purpose the holder of Common Stock or of any other securities of the Company which may at any time be issuable on the exercise hereof, nor shall anything contained in the Rights Agreement or herein be construed to confer upon the holder hereof, as such, any of the rights of a shareholder of the Company or any right to vote for the election of directors, or upon any matter submitted to shareholders at any meeting thereof, or to give or withhold consent to any corporate action or to receive notice of meetings
(except as provided in the Rights Agreement) or other actions affecting shareholders or to receive dividends or subscription rights, or otherwise, until the Right or Rights evidenced by this Right Certificate shall have been exercised as provided in the Rights Agreement.
                  This Right Certificate shall not be valid or obligatory for any purpose until it shall have been countersigned by the Rights Agent.
                  WITNESS the facsimile signature of the proper officers of the Company and its corporate seal, dated as of _____________________, ____.

ATTEST:                                    SYNOVUS FINANCIAL CORP.

_____________________________________      By:__________________________________
               Secretary                                        Title:

Countersigned

State Street Bank and Trust Company, Rights Agent


By: ___________________________________________________
      Authorized signature






                   [Form of Reverse Side of Right Certificate]


                               FORM OF ASSIGNMENT

             (To be executed by the registered holder if such holder
                   desires to transfer the Right Certificate.)

                  FOR VALUE RECEIVED ___________________ hereby sells, assigns and transfers unto _____________________________________________________________
                  (Please print name and address of transferee)

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___________________ Rights  evidenced  by  this Right Certificate, together with all right, title and interest therein, and does hereby irrevocably constitute and appoint ___________ Attorney to transfer the within Right Certificate on the books of the within-named Company, with full power of substitution.
Dated: ____________ __, ____


                                    Signature

Signature Guaranteed:
Signatures must be guaranteed by a member firm of a registered national securities exchange, a member of the National Association of Securities Dealers, Inc., or a commercial bank or trust company having an office or correspondent in the United States.

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                                   Certificate
                  The undersigned hereby certifies by checking the appropriate boxes that:
                  (1) the Rights evidenced by this Right Certificate [ ] are[ ] are not being sold, assigned and transferred by or on behalf of a Person who is or was an Acquiring Person or an Affiliate or Associate of any such Acquiring Person (as such terms are defined pursuant to the Rights Agreement); and (2) after due inquiry and to the best knowledge of the undersigned, it [ ] did [ ] did not acquire the Rights evidenced by this Right Certificate from any Person who is or was an Acquiring Person or an Affiliate or Associate of an Acquiring Person or any transferee of such Persons.

Dated: ____________ __, _____


                                    Signature


                                     NOTICE
The signature to the foregoing Assignment must correspond to the name as written upon the face of this Right Certificate in every particular, without alteration or enlargement or any change whatsoever.


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